UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2022

Paramount Gold Nevada Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36908	98-0138393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada		89445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 625-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	PZG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, the Board of Directors (the "Board") of Paramount Gold Nevada Corp. (the "Company") increased the size of the Board from seven to eight members and appointed Samantha Espley as a director to the Board. It has not yet been determined to which committees of the Board Ms. Espley will be appointed.

As a non-employee director of the Company, Ms. Espley will receive an annual retainer of $15,000 along with equity compensation as determined by the Board of Directors. Effective July 1, 2022, Ms. Espley will be granted 50,000 stock options of the Company at an exercise price of $0.60 per share, which was higher than the closing sales price for our common stock as quoted on the NYSE American LLC stock market on July 1, 2022. The options vest immediately on the grant date and have a term of five years. These arrangements are described under "Compensation of Directors" in the Company's proxy statement filed with the Securities and Exchange Commission on October 26, 2021.

There are no transactions between Ms. Espley and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Company's press release announcing the appointment is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Paramount Gold Neva

Date:	July 5, 2022	By:	/s/ Carlo Buffone
Carlo Buffone, Chief Financial Officer